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                                                                    EXHIBIT 99.8


                            U.S. HOMECARE CORPORATION
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of U.S. HomeCare Corporation (the "Corporation"):

                  OPTIONEE:_____________________________________
                  GRANT DATE:___________________________________
                  EXERCISE PRICE:  $_____ per share
                  NUMBER OF OPTION SHARES:  25,000 shares
                  EXPIRATION DATE:______________________________
                  TYPE OF OPTION:   Non-Statutory Stock Option
                  DATE EXERCISABLE:  Immediately Exercisable

                  VESTING SCHEDULE: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to, the Option Shares in three (3) equal successive annual installments upon Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date, with the first such installment to vest on the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the U.S. HomeCare Corporation 1995 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

                  Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

                  REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL



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OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A
REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

                  No Employment or Service Contract. Nothing in this Notice or in the Plan shall confer upon Optionee any right to continue in service as a Board member for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary retaining Optionee) and the Corporation's shareholders or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's service as a Board member at any time for any reason, with or without cause in accordance with the provisions of applicable law.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.


Date: ______________________, 199__



                                                U.S. HOMECARE CORPORATION


                                                By:____________________________

                                                Title:_________________________




                                                OPTIONEE

                                                Address:_______________________

                                                _______________________________




ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2.


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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT





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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS